Ex-10.4.2 - McFee Environmental Supply Cancellation dated March 14, 2001

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March 14, 2001

Mr. Don Hahnfeldt, President
Eurotech Ltd.
10306 Eaton Place, Suite 220
Fairfax, VA 22030-2201

Dear Don:

This letter is Notice Of Cancellation of Purchase Order dated 5/19/2000 between McPhee Environmental Supply and Eurotech Ltd. for products Sorbtech, NHIPU, Firesil and Wood Pres.

Total amount canceled: $10,000,000.00

Sincerely,

/S/ George R. Strong
--------------------
George R. Strong
President

GRA:mjj


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